                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
              --------------------------------------------------
                            DURING THE PAST 60 DAYS
                            -----------------------

                                                      Price
 Settlement               For the                      per
    Date        By       Account of     Quantity      Share      Type of Trade     Broker
-----------     --       ----------     --------      -----      -------------     ------
=========================================================================================
06/09/97      Partners   BVF            68,000       $5.8750     Purchase          VECT
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06/09/97      Partners   BVF Ltd.       20,000       $5.8750     Purchase          VECT
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06/09/97      Partners   ILL10          10,000       $5.8750     Purchase          VECT
-----------------------------------------------------------------------------------------
07/15/97      Partners   BVF             5,000       $6.3750     Purchase          VECT
-----------------------------------------------------------------------------------------
07/15/97      Partners   ILL10           2,000       $6.3750     Purchase          VECT
-----------------------------------------------------------------------------------------
07/15/97      Partners   BVF Ltd.       18,000       $6.3750     Purchase          VECT
-----------------------------------------------------------------------------------------
07/25/97      Partners   BVF           250,000       $6.0000     Purchase          SALB
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07/25/97      Partners   ILL10          45,000       $6.0000     Purchase          SALB
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07/25/97      Partners   BVF Ltd.      135,000       $6.0000     Purchase          SALB
----------------------------------------------------------------------------------------

VECT          =      Vector Securities
SALB          =      Salomon Brothers
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